UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 27, 2018

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1250 Wood Branch Park Dr., Suite 400
Houston, Texas 77079
 (Address of principal executive offices)

 (855) 733-3826
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)
Resignation of Mr. Frank Ingriselli and Ms. Elizabeth Smith

On and effective September 27, 2018, immediately following the Annual Meeting (defined below), Mr. Frank C. Ingriselli and Ms. Elizabeth P. Smith resigned as members of the Board of Directors of the Company, to pursue other opportunities and not in connection with a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Ingriselli served as the Chairman of the Board of Directors prior to his resignation.

At the time of their resignations, Mr. Ingriselli did not serve on any committees of the Board of Directors and Ms. Smith served as the Chairperson of the Compensation Committee.

(d)
Appointment of H. Douglas Evans as a member of the Board of Directors

Following the resignations of Mr. Ingriselli and Ms. Smith as discussed above, on September 27, 2018, the Board of Directors, pursuant to the power provided to the Board of Directors by the Company’s Bylaws, as amended, decreased the size of the Board of Directors to four (4) members and appointed Mr. H. Douglas Evans as a member of the Board of Directors to fill the one (1) remaining vacancy on the Board of Directors, effective September 27, 2018. The Board of Directors also affirmatively determined that Mr. Evans was “independent” as defined in Section 803(A) of the NYSE American Company Guide.

Mr. Evans previously invested $200,000 in the Company’s August 1, 2018 sale of Convertible Promissory Notes in an aggregate principal amount of $23.6 million (each, a “Convertible Note”), as disclosed in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 1, 2018, which Convertible Note he continues to hold. The Convertible Note and all accrued interest thereon is convertible into shares of the Company’s common stock, from time to time at the option of the holder, at a conversion price of $2.13 per share, as described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 4, 2018.

Other than the Convertible Note, Mr. Evans is not a party to any material plan, contract or arrangement (whether or not written) with the Company and there are no arrangements or understandings between Mr. Evans and any other person pursuant to which he was selected to serve as a director of the Company, nor is he a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

There are no family relationships between any director or executive officer of the Company, including, but not limited to Mr. Evans.

Mr. Evans was appointed as a member of the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee (as Chairman).

Biographical information for Mr. Evans is provided below:

Mr. H. Douglas Evans, Age 70

Mr. Evans has more than 45 years of oil and gas industry experience, 40 years of which have been spent in various executive management positions with Gulf Interstate Engineering Company (“GIE”), a privately-held Houston, Texas-based firm specializing in the engineering of oil, gas and liquid pipeline systems, where he currently serves as Chairman since 2017, and previously as President and Chief Executive Officer (2004-2017), President (2003-2017), Senior Vice President (1994-2003), and in various other roles since he joined the company in 1978. During Mr. Evans’ tenure as an executive at GIE, he has successfully overseen the company’s organic growth from $25 million in sales in 1996 to over $250 million in sales in recent years, with GIE involved in almost every major onshore oil and gas pipeline in the world over the last 20 years.

Mr. Evans holds a B.Sc. Civil Engineering and Master of Business Administration from Queen’s University at Kingston, Ontario, and is a registered Professional Engineer in Ontario and Alberta, Canada. Mr. Evans currently serves as a member of the Board of Directors and Chairman of GIE (since 2017), a member of the Board of Directors of Gulf Interstate Field Services, a GIE affiliate engaged in providing oil and gas pipeline construction inspection services (since 2003), the Board of Directors and Chairman of the Strategy Committee for the International Pipe Line and Offshore Contractors Association (IPLOCA) (since 2006), a member of the Board of Houston, Texas-based Crossroads School, Inc., and a former member of the Board of the Cystic Fibrosis Foundation – Texas Gulf Coast Chapter.

Change In Board of Directors Committee Compositions

In connection with Mr. Ingriselli’s resignation as a member of the Board of Directors of the Company and as Chairman of the Board of Directors, the Board of Directors, on September 27, 2018, appointed Mr. John Scelfo as Chairman of the Board of Directors.

Effective September 27, 2018, the Board of Directors of the Company changed the composition of the committees of the Board of Directors in connection with the changes in members of the Board of Directors effective on such date, and such committees of the Board of Directors consist of the following members effective September 27, 2018:
Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Independent
Dr. Simon Kukes
Ivar Siem
John J. Scelfo*	C	C	M	X
H. Douglas Evans	M	M	C	X

C – Chairman of Committee.
M – Member.
* Chairman of the Board of Directors.

(e)        Stockholder Approval of an Amendment to the PEDEVCO CORP. 2012 Equity Incentive Plan

At the Annual Meeting of Stockholders of the Company held on September 27, 2018 (the “Annual Meeting”), the stockholders of the Company approved an amendment to the Company’s Amended and Restated 2012 Equity Incentive Plan (the “Plan”) to increase by 3,000,000 (to 6,000,000), the number of shares of common stock reserved for issuance under the Plan. The Company’s stockholders approved the Plan in accordance with the voting results set forth below under Item 5.07. The increase to the Plan was originally approved by the Board of Directors of the Company on August 10, 2018, subject to stockholder approval.

The Plan was originally adopted in 2012. The material terms of the Plan were described in the Company’s Proxy Statement under the caption “Proposal 2 – Amendment to the PEDEVCO Corp. 2012 Equity Incentive Plan” filed with the SEC on August 13, 2018. The Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, stock appreciation rights, or SARs, and performance units and performance shares.  Incentive stock options granted under the Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

The above description of the Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on September 27, 2018 and is incorporated by reference into this Item 5.02.

(e)        Restricted Stock and Option Awards

On September 27, 2018, the Company granted 20,000 shares of restricted Company common stock under the Plan to Mr. John Scelfo and Mr. H. Douglas Evans (who was appointed to the Board of Directors on the same date as discussed above), each non-employee directors, which shares vest on July 12, 2019 and September 27, 2019, respectively, in each case subject to the recipient of the shares being a member of the Company’s Board of Directors on such vesting date, and subject to the terms and conditions of a Restricted Shares Grant Agreement entered into by and between the Company and each recipient.

In addition, on September 27, 2018, the Company granted options to purchase 120,000 shares of common stock to Mr. Scelfo and options to purchase 100,000 shares of common stock to Mr. Evans, which options have an exercise price of $2.19 per share, expire in five (5) years from the date of grant and vest on July 12, 2019 and September 27, 2019, respectively, in each case subject to the recipient of the shares being a member of the Company’s Board of Directors on such vesting date, and subject to the terms and conditions of a Stock Option Agreement entered into by and between the Company and each recipient.

The restricted stock and options were issued and granted in consideration for Mr. Scelfo and Mr. Evans serving as independent non-employee directors of the Company.

A copy of the form of Restricted Shares Grant Agreement and form of Stock Option Agreement for the awards granted on September 27, 2018 are attached as Exhibits 4.2 and 4.3, respectively, to the Company’s Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on October 31, 2013 and are incorporated by reference into this Item 5.02.

None of the other members of the Board of Directors are receiving any consideration for their services to the Board of Directors, and as previously reported, Dr. Simon Kukes, a member of the Board of Directors and the Company’s Chief Executive Officer, has agreed to accept an annual salary of $1 for his services as an officer of the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders (i) elected five director nominees, (ii) approved the amendment to the Plan (described in greater detail above under Item 5.02), (iii) approved, on an advisory basis, the appointment of Marcum LLP, as the Company’s independent registered public accounting firm for the 2018 fiscal year, and (iv) approved the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies, provided that such adjournment was not necessary.

A total of 8,696,472 shares were present in person or by proxy and represented at the Annual Meeting, which shares constituted a quorum (over 33 1/3% of our outstanding voting shares) based on 14,988,948 shares entitled to vote at the Annual Meeting as of the August 9, 2018 record date for the Annual Meeting. At the Annual Meeting, the Company’s shareholders voted on the following proposals described in greater detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on August 13, 2018, and summarized below. There was no solicitation in opposition to management’s nominees as listed in its proxy statement and all such nominees were elected to the class of directors.

The results of the voting for each of the proposals were as follows:

1.
Election of Directors:

	For	Against	Broker Non-Votes
Frank C. Ingriselli	8,418,653	94,689	0
Simon Kukes	8,431,220	82,122	0
John J. Scelfo	8,423,721	89,621	0
Elizabeth P. Smith	8,395,653	117,689	0
Ivar Siem	8,433,250	80,092	0

2.
To approve an amendment to the Company’s 2012 Equity Incentive Plan, to increase by 3,000,000 the number of shares of common stock reserved for issuance under the plan:

For:	8,307,013

Against:	205,983

Abstain:	346

Broker Non-Votes	0

3.
Ratification of the appointment of Marcum LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2018:

For:	8,613,111

Against:	82,022

Abstain:	1,339

Broker Non-Votes	183,130

4.
To approve the adjournment of the Annual Meeting, if necessary or appropriate:

For:	8,525,705

Against:	170,485

Abstain:	282

Broker Non-Votes	183,130

              As such, each of the five (5) director nominees were duly appointed to the Board of Directors by a plurality of the votes cast (there was no solicitation in opposition to management’s nominees as listed in its proxy statement), each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal (see also Item 5.02 above), and proposals 2, 3 and 4 were separately approved and ratified by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, each such proposal.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on October 1, 2018 regarding the matters discussed in Items 5.02 and 5.07 above. A copy of the press release attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	PEDEVCO Corp. Amended and Restated 2012 Equity Incentive Plan (1)
4.2	PEDEVCO Corp. 2012 Equity Incentive Plan Form of Restricted Shares Grant Agreement (2)
4.3	PEDEVCO Corp. 2012 Equity Incentive Plan Form of Stock Option Agreement (2)
99.1	Press Release dated October 1, 2018

(1) Filed on September 27, 2018, as an exhibit to the Company’s Registration on Form S-8 and incorporated herein by reference (File No. 333-227566).

(2) Filed on October 31, 2013, as an exhibit to the Company’s Registration on Form S-8 and incorporated herein by reference (File No. 333-192002).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

Date: October 1, 2018	By:	/s/ Dr. Simon Kukes
Dr. Simon Kukes
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	PEDEVCO Corp. Amended and Restated 2012 Equity Incentive Plan (1)
4.2	PEDEVCO Corp. 2012 Equity Incentive Plan Form of Restricted Shares Grant Agreement (2)
4.3	PEDEVCO Corp. 2012 Equity Incentive Plan Form of Stock Option Agreement (2)
99.1	Press Release dated October 1, 2018

(1) Filed on September 27, 2018, as an exhibit to the Company’s Registration on Form S-8 and incorporated herein by reference (File No. 333-227566).

(2) Filed on October 31, 2013, as an exhibit to the Company’s Registration on Form S-8 and incorporated herein by reference (File No. 333-192002).